UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2016

REXFORD INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Boulevard, Suite 1000, Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 966-1680

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On April 11, 2016, we entered into a purchase agreement (the “Purchase Agreement”) pursuant to which our operating partnership will acquire a private real estate investment trust (“REIT”) that owns a portfolio of nine industrial properties totaling approximately 1.53 million rentable square feet (the “REIT Portfolio”), from a third-party seller in exchange for approximately $191.0 million in cash, exclusive of closing costs (the “REIT Portfolio Acquisition”). Pursuant to the Purchase Agreement, we will acquire 100% of the private REIT’s common stock and 575 of 700 issued and outstanding shares of the private REIT’S 12.5% preferred stock (the “preferred stock”). The remaining 125 shares of the preferred stock are held by unaffiliated third parties and will remain outstanding in order to help us comply with federal income tax regulations applicable to REITs. These shares of preferred stock may be redeemed by us at any time, subject to procedural requirements, for an aggregate price of approximately $125,000 plus any dividends thereon that have accrued but have not been repaid at the time of such redemption. We have no current plans to redeem these shares of preferred stock, and upon the closing of the REIT Portfolio Acquisition, we expect to continue to operate the REIT Portfolio as a subsidiary REIT in the immediate term.

Pursuant to the Purchase Agreement, our operating partnership is entitled to customary indemnification for breaches of representations and warranties, covenants and pre-closing income taxes, subject to negotiated limitations. The purchase price for the REIT Portfolio is also subject to post-closing adjustments pursuant to customary real estate proration provisions contained in the Purchase Agreement. The REIT Portfolio Acquisition is not subject to a diligence condition. The REIT Portfolio Acquisition, however, is subject to customary closing requirements and conditions. While we expect to close the REIT Portfolio Acquisition in the second quarter of 2016, there can be no assurance that the REIT Portfolio Acquisition will close, or if it will close on our expected schedule.

The foregoing summary of the Purchase Agreement and the REIT Portfolio Acquisition does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD.

On April 11, 2016, the Company issued a press release announcing the planned acquisition of the REIT Portfolio. A copy of the press release is furnished with this Current Report as Exhibit 99.1 and is incorporated herein by reference.

The information included in this Current Report under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01 Other Events.

Acquisitions

8525 Camino Santa Fe

On March 15, 2016, we acquired in an off-market transaction, an industrial property located in San Diego, California, which is part of the Central San Diego submarket for $8.5 million. The property contains 59,399 square feet and is 100% leased to four tenants at below market rents, with over a third of the leases expiring within six months. The acquisition was funded with cash on hand and borrowings under our unsecured revolving credit facility.

28454 Livingston Avenue

On March 29, 2016, we acquired in an off-market transaction, an industrial property located in Valencia, California, which is part of the San Fernando Valley submarket, for $16.0 million. The property contains 134,287 square feet and is 100% leased to a single tenant under a long term lease. The acquisition was funded with cash on hand and borrowings under our unsecured revolving credit facility.

Term Loan

We intend to exercise in full the accordion feature on our $125.0 million senior unsecured term loan facility, which will establish a new incremental term loan in an aggregate principal amount of $100.0 million (the “Incremental Term Loan”). We intend to use the proceeds of the Incremental Term Loan to partially fund the acquisition of the REIT Portfolio which is discussed in further detail below.

Information About the REIT Portfolio

The REIT Portfolio is comprised of nine industrial properties totaling approximately 1.53 million rentable square feet. The majority of the properties are newly constructed or renovated within the prior three years. The average age of the properties in the REIT Portfolio is 12.5 years. As of March 31, 2016, the properties in the REIT Portfolio were 100% leased (giving effect to leases signed but not commenced as of that date) and 86% occupied. The average tenant size of the REIT Portfolio as of March 31, 2016, is 127,500 square feet, including the impact of an approximately 212,660 square foot lease at the REIT Portfolio property located at 15996 Jurupa Avenue that commenced April 1, 2016, as compared to 8,300 square feet for our in-place portfolio, as of December 31, 2015. All the properties in the REIT Portfolio are located in Southern California. As of March 31, 2016, including the impact of an approximately 212,660 square foot lease at the REIT Portfolio property located at 15996 Jurupa Avenue that commenced April 1, 2016, the weighted average remaining lease term for the REIT Portfolio was approximately 4.5 years.

The table below sets forth relevant information with respect to the properties in the REIT Portfolio as of March 31, 2016.

Property Address	Sub Market	Number of Buildings	Built / Renovated	Asset Type	Rentable Square Feet	Number of Leases	Leased %(1)	Annualized Base Rent(2)	Percentage of Total Annualized Base Rent (3)	Total Annualized Base Rent per Square Foot(4)

12131 Western Ave	West Orange County	1	1987 / 2007	Warehouse / Distribution / Manufacturing	207,953	1	100%	$2,020,083	19%	$9.71
2811 S Harbor Blvd(5)	OC Airport	1	1977 / 2015	Manufacturing	126,796	1	100%	958,578	9%	7.56
2700-2722 S Fairview St	OC Airport	1	1964 / 1984	Manufacturing / Office	116,575	2	100%	1,095,842	10%	9.40
9 Holland	South Orange County	1	1980 / 2013	Manufacturing / Distribution	180,981	2	100%	1,262,884	12%	6.98
20 Icon	South Orange County	1	1999 / 2015	Distribution	102,299	1	100%	1,141,657	10%	11.16
11127 Catawba Ave	Inland Empire West	1	2015	Distribution	145,750	1	100%	752,070	7%	5.16
15996 Jurupa Ave	Inland Empire West	1	2015	Warehouse / Distribution	212,660	1	100%	1,096,128	10%	5.15
16425 Gale Ave	San Gabriel Valley	1	1976	Warehouse / Distribution	325,800	2	100%	1,396,397	13%	4.29
13550 Stowe Dr	Central San Diego	1	1991	Warehouse	112,000	1	100%	1,075,200	10%	9.60

Total / Weighted Average		9			1,530,814	12	100%	$10,798,839	100%	$7.05

(1)	Represents the percentage of rentable square feet leased at such property as of March 31, 2016. Includes an approximately 212,660 square foot lease at 15996 Jurupa Avenue that commenced April 1, 2016.
(2)	Calculated as monthly contracted base rent per the terms of the lease(s) at such property as of March 31, 2016, multiplied by 12. Includes the impact of an approximately 212,660 square foot lease at 15996 Jurupa Avenue that commenced April 1, 2016. Excludes two cell tower leases at 2700-2722 S Fairview St, rent abatements and expense reimbursements from tenants.

(3)	Calculated as annualized base rent for such property divided by annualized base rent for the REIT Portfolio as of March 31, 2016. Includes the impact of an approximately 212,660 square foot lease at 15996 Jurupa Avenue that commenced April 1, 2016.
(4)	Calculated as annualized base rent for such property divided by leased square feet for such property as of March 31, 2016. Includes the impact of an approximately 212,660 square foot lease at 15996 Jurupa Avenue that commenced April 1, 2016.
(5)	The seller of the REIT Portfolio has previously granted the current tenant an option to purchase this property for $18,700,000. The tenant has indicated that it intends to exercise its option in 2017.

The table below sets forth a summary schedule of lease expirations for leases in place in the REIT Portfolio as of March 31, 2016, plus available space, for the final three quarters of 2016 and each of the 10 full calendar years beginning January 1, 2017. The information set forth in the table assumes that tenants exercise no renewal options and no early termination rights.

Year of Lease Expiration	Number of Leases Expiring	Total Rentable Square Feet	Annualized Base Rent(1)	Percentage of Annualized Base Rent(2)	Annualized Base Rent per Square Foot(3)
Q2, Q3, Q4 2016	2	300,548	$2,453,428	23%	$8.16
2017	—	—	—	—	—
2018	—	—	—	—	—
2019	1	112,000	1,075,200	10%	9.60
2020	2	292,007	1,520,496	14%	5.21
2021	4	518,482	3,528,254	32%	6.80
2022	2	180,981	1,262,884	12%	6.98
2023	—	—	—	—	—
2024	—	—	—	—	—
2025	1	126,796	958,578	9%	7.56
2026	—	—	—	—	—
Thereafter	—	—	—	—	—

Total Portfolio	12	1,530,814	$10,798,839	100%	$7.05

(1)	Calculated as monthly contracted base rent per the terms of the lease(s) at such property as of March 2016, multiplied by 12. Includes the impact of an approximately 212,660 square foot lease at 15996 Jurupa Avenue that commenced April 1, 2016. Excludes two cell tower leases at 2700-2722 S Fairview St, rent abatements and expense reimbursements from tenants.
(2)	Calculated as annualized base rent for such property divided by annualized base rent for the total portfolio as of March 31, 2016. Includes the impact of an approximately 212,660 square foot lease at 15996 Jurupa Avenue that commenced April 1, 2016.
(3)	Calculated as annualized base rent for such property divided by leased square feet for such property as of March 31, 2016. Includes the impact of an approximately 212,660 square foot lease at 15996 Jurupa Avenue that commenced April 1, 2016.

As a part of our standard due diligence process in connection with the REIT Portfolio Acquisition, we analyzed the approximate anticipated initial full year unlevered cash net operating income yield we expect to derive from the REIT Portfolio. We define anticipated unlevered cash net operating income yield as the percentage of the purchase price represented by the expected annual cash net operating income from the REIT Portfolio. We calculated the expected cash net operating income by subtracting the anticipated initial full year operating expenses (before interest expense and depreciation and amortization) of the REIT Portfolio from the initial anticipated initial full year cash income from the REIT Portfolio. On this basis, we estimate that the approximate anticipated initial full year unlevered cash net operating income yield for the REIT Portfolio to be approximately 5.3%. Based upon our due diligence, we also believe that the unlevered cash net operating income yield for the REIT Portfolio has the potential to increase appreciably in the near to medium term.

We caution you not to place undue reliance on our approximate anticipated initial full year unlevered cash net operating income yield for the REIT Portfolio because it is based solely on data made available to us in the diligence process in connection with the REIT Portfolio Acquisition and is calculated on a non-GAAP basis. Our experience operating the REIT Portfolio may change our expectations with respect to the anticipated initial full year or go-forward unlevered cash net operating income yield. In addition, the actual initial full year unlevered cash net operating income yield for the REIT Portfolio may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, tenant bankruptcies, property tax reassessments and unanticipated expenses at the properties that we cannot pass on to tenants, as well as the risk factors set forth in this Current Report on Form 8-K.

Risk Factors

There are a number of significant risks related to the REIT Portfolio Acquisition, including the risk factors enumerated below and the risk factors contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2105.

Risks Related to the REIT Portfolio Acquisition

We cannot assure you that the proposed REIT Portfolio Acquisition will be completed on a timely basis or at all.

The REIT Portfolio Acquisition may not be completed, or may not be completed in the time frame, on the terms or in the manner currently anticipated, as a result of a number of factors, including the failure of the parties to satisfy one or more of the conditions to closing. There can be no assurance that the conditions to closing of the REIT Portfolio Acquisition will be satisfied or waived or that other events will not intervene to delay or result in the failure to close the REIT Portfolio Acquisition. We have incurred significant expenses in connection with the REIT Portfolio Acquisition and delays in closing the REIT Portfolio Acquisition or the failure to close the REIT Portfolio Acquisition at all may result in our incurring significant additional costs in connection with such delay or termination of the Purchase Agreement, including the payment by us of certain costs, including the potential forfeiture by us, under certain circumstances, of a $5,750,000 deposit. If we do not close the REIT Portfolio Acquisition, we will have no designated use for a substantial portion of the proceeds from this offering, which could result in significant dilution to our stockholders and adversely affect the trading price of our common stock.

The REIT Portfolio Acquisition may not achieve its intended benefits.

There can be no assurance that we will be able to successfully realize the expected benefits of the REIT Portfolio Acquisition. Our ability to realize the anticipated benefits of the REIT Portfolio Acquisition will depend, in part, on our ability to integrate the REIT Portfolio with our existing business. Integrating the REIT Portfolio and leveraging our existing property management platform to service these new properties and tenants will require significant time and focus from our management team and may divert attention from the day-to-day operations of the combined business, which could delay the achievement of our broader strategic objectives. In addition, the acquisition of the REIT Portfolio and the integration of these new properties into our existing business may result in material unanticipated problems, expenses and liabilities as a result of a number of factors, including:

•	market conditions in the submarkets in which the REIT Portfolio properties are located may result in higher than expected vacancy rates and lower than expected rental rates;

•	the REIT Portfolio’s properties may be subject to reassessment, which may result in higher than expected tax payments; and

•	we may have underestimated the costs to make any necessary improvements to the REIT Portfolio’s properties.

Many of these risks will be outside of our control and any one of them could result in increased costs, decreases in the amount of expected revenue and diversion of our management’s time and energy, which would adversely affect our business, financial condition, results of operations and/or cash flows.

We may be subject to unknown or contingent liabilities related to the REIT Portfolio for which we may have no or limited recourse against the sellers.

The REIT Portfolio may be subject to unknown or contingent liabilities for which we may have no or limited recourse against the sellers. Unknown or contingent liabilities might include liabilities for clean-up or remediation of environmental conditions, claims of customers, vendors or other persons dealing with the acquired entities and other liabilities whether incurred in the ordinary course of business or otherwise. The prior owners of the REIT Portfolio have agreed to indemnify us for any breaches of the representations and warranties in the Purchase Agreement. However, any such recovery is subject to a cap of $7,640,000 and a one to two year cut-off date depending on the specific representation or warranty, which may not be sufficient to satisfy the contingent liabilities that we may incur.

The unaudited pro forma condensed combined financial information included in this Current Report under Item 9.01 (including Exhibit 99.3 hereto) is presented for illustrative purposes only and is not necessarily indicative of what our financial position, operating results and other data would have been if the REIT Portfolio Acquisition and other events adjusted for therein had actually been completed on the dates indicated and is not intended to project such information for any future date or for any future period, as applicable.

The unaudited pro forma financial information included in this Current Report under Item 9.01 (including Exhibit 99.3 hereto) is based on numerous assumptions and estimates underlying the adjustments described in the accompanying notes, which are based on available information and assumptions that our management considers reasonable. In addition, such unaudited pro forma financial information does not reflect adjustments for other developments in our business or the REIT Portfolio seller’s business after December 31, 2015. As a result, the unaudited pro forma financial information does not purport to represent what our financial condition actually would have been had the acquisition of the REIT Portfolio and the related borrowings under our unsecured revolving credit facility and the Incremental Term Loan as if such transactions had occurred on December 31, 2015, or represent what the results of our operations actually would have been had these events occurred on January 1, 2015 or project our financial position or results of operations as of any future date or for any future period, as applicable.

We may incur adverse tax consequences if the REIT Portfolio has failed or fails to qualify as a REIT for U.S. federal income tax purposes.

As a condition to closing the REIT Portfolio Acquisition, we will receive an opinion of the REIT Portfolio’s counsel to the effect that, commencing with its initial taxable year, the REIT Portfolio was organized and has operated in conformity with the requirements for qualification and taxation as a REIT, and its method of operation up to the closing of the REIT Portfolio Acquisition has enabled and will enable it to meet the requirements for qualification and taxation as a REIT up to the closing of the REIT Portfolio Acquisition, determined as if the REIT Portfolio’s taxable year ended as of the closing of the REIT Portfolio Acquisition. This opinion is not binding on the Internal Revenue Service, or IRS, or any court, and there can be no assurance that the IRS will not take a contrary position or that such position would not be sustained. If the REIT Portfolio has failed or fails to qualify as a REIT for U.S. federal income tax purposes, we may inherit or incur significant tax liabilities. In addition, the failure of the REIT Portfolio to qualify as a REIT could cause us to lose our own status as a REIT particularly if we discover such failure after our acquisition of the REIT Portfolio.

Leasing Activity

The following table provides a summary of our GAAP re-leasing spreads for the quarterly periods shown below.

Leasing Spreads(1)	Three Months Ended December 31, 2014	Three Months Ended March 31, 2015	Three Months Ended June 30, 2015	Three Months Ended September 30, 2015	Three Months Ended December 31, 2015
New Leases	10.7%	15.1%	14.4%	18.0%	17.6%
Renewal Leases	12.4%	10.2%	15.9%	15.5%	9.8%

(1)	Compares the first month cash rent excluding any abatement on new leases to the last month rent for the most recent expiring lease for properties with leasing activity in the period. Generally excludes properties under repositioning, short-term leases, and space that has been vacant for over one year.

Portfolio Update

As of December 31, 2015, the weighted average monthly base rent per square foot for our consolidated portfolio was $8.79. Since our IPO, we have expanded our portfolio over 120.4% in less than three years through the acquisition of 68 properties for an aggregate of $752.5 million, and disposition of 5 properties for an aggregate of $70.8 million. We believe approximately 69% of the acquisitions completed by us since our initial public offering (“IPO”) were off-market or lightly marketed transactions compared to approximately 53% prior to our IPO. Off-market and lightly marketed transactions are characterized by either a lack of a formal marketing process or a lack of widely disseminated marketing materials.

Description of the Partnership Agreement of Rexford Industrial Realty, L.P.

The information included on this Current Report on Form 8-K under this heading “Description of the Partnership Agreement of Rexford Industrial Realty, L.P.” and the information on Exhibit 99.4 hereto supersedes and replaces, in their entirety, the discussion under the heading “Description of the Partnership Agreement of Rexford Industrial Realty, L.P.” in the prospectus dated October 5, 2014, which is a part of the Company’s Registration Statement on Form S-3 (File No. 333-197849) filed with the Securities and Exchange Commission (the “SEC”) on August 5, 2014 and declared effective on August 12, 2014.

U.S. Federal Income Tax Considerations

The information included on this Current Report on Form 8-K under this heading “U.S. Federal Income Tax Considerations” and the information on Exhibit 99.5 hereto supersedes and replaces, in its entirety, the discussion under the heading “U.S. Federal Income Tax Considerations” in the prospectus dated October 5, 2014, which is a part of the Company’s Registration Statement on Form S-3 (File No. 333-197849) filed with the Securities and Exchange Commission (the “SEC”) on August 5, 2014 and declared effective on August 12, 2014.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward looking statements include statements related to the closing of the acquisition of the REIT Portfolio Acquisition and the anticipated unlevered cash net operating income yield. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “result” and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We do not guarantee that the transactions and events described in this Current Report on Form 8-K will happen as described (or that they will happen at all).

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a further discussion of these and other factors that could impact our future results, performance, liquidity or transactions, see our reports and other filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2015.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of the REIT Portfolio Under Rule 3-14 of Regulation S-X

Report of Independent Auditors

Statements of Revenues and Certain Expenses for the year ended December 31, 2015

Notes to the Statements of Revenues and Certain Expenses

(b)	Pro Forma Financial Information

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2015

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2015

Notes to the Pro Forma Consolidated Financial Statements

(d) Exhibits.

2.1	Stock Purchase Agreement by and among Atlantic CT Holdings, LLC, Atlantic CT REIT, Inc. and Rexford Industrial Realty, L.P., dated April 11, 2016.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

99.1	Press Release dated April 11, 2016.

99.2	Financial Statements of the REIT Portfolio under Rule 3-14 of Regulation S-X.

99.3	Unaudited pro forma financial information of Rexford Industrial Realty, Inc. as of December 31, 2015.

99.4	Description of the Partnership Agreement of Rexford Industrial Realty, L.P.

99.5	U.S. Federal Income Tax Considerations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

Rexford Industrial Realty, Inc.

April 11, 2016	/s/ Michael S. Frankel
Michael S. Frankel Co-Chief Executive Officer (Principal Executive Officer)

Rexford Industrial Realty, Inc.

April 11, 2016	/s/ Howard Schwimmer
Howard Schwimmer Co-Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description

2.1	Stock Purchase Agreement by and among Atlantic CT Holdings, LLC, Atlantic CT REIT, Inc. and Rexford Industrial Realty, L.P. dated April 11, 2016.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

99.1	Press Release dated April 11, 2016.

99.2	Financial Statements of the REIT Portfolio under Rule 3-14 of Regulation S-X.

99.3	Unaudited pro forma financial information of Rexford Industrial Realty, Inc. as of December 31, 2015.

99.4	Description of the Partnership Agreement of Rexford Industrial Realty, L.P.

99.5	U.S. Federal Income Tax Considerations